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                                                                     Exhibit 3.2

                              AMENDED AND RESTATED

                                    BYLAWS OF

                             AVANIR PHARMACEUTICALS

                          (as adopted August 26, 2004)

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                                TABLE OF CONTENTS

ARTICLE 1. OFFICES.................................................................................     1

   1.1   Principal Executive Office................................................................     1
   1.2   Other Offices.............................................................................     1

ARTICLE 2. MEETINGS OF SHAREHOLDERS................................................................     1

   2.1   Place of Meetings.........................................................................     1
   2.2   Special Meetings..........................................................................     2
   2.3   Notice of Meetings........................................................................     2
   2.4   Quorum....................................................................................     3
   2.5   Adjourned Meeting and Notice Thereof......................................................     4
   2.6   Record Date...............................................................................     4
   2.7   Voting Rights.............................................................................     5
   2.8   Validation of Defectively Called or Noticed Meetings......................................     5
   2.9   Action Without a Meeting..................................................................     5
   2.10    Proxies.................................................................................     6
   2.11    Inspectors of Election..................................................................     6

ARTICLE 3. DIRECTORS...............................................................................     7

   3.1   Powers....................................................................................     7
   3.2   Number and Qualification of Directors.....................................................     8
   3.3   Election and Term of Office...............................................................     8
   3.4   Vacancies.................................................................................     9
   3.5   Removal of Directors Without Cause........................................................    10
   3.6   Place of Meeting..........................................................................    10
   3.7   Organizational Meeting....................................................................    10
   3.8   Other Regular Meetings....................................................................    10
   3.9   Special Meetings..........................................................................    10
   3.10    Action Without Meeting..................................................................    11
   3.11    Action at a Meeting: Quorum and Required Vote...........................................    11
   3.12    Validation of Defectively Called or Noticed Meetings....................................    11
   3.13    Adjournment.............................................................................    12
   3.14    Fees and Compensation...................................................................    12
   3.15    Indemnification of Agents of the Corporation; Purchase of Liability Insurance...........    12
   3.16    Chairman of the Board...................................................................    15

ARTICLE 4. EXECUTIVE AND OTHER COMMITTEES..........................................................    15

   4.1   Executive and Other Committees............................................................    15
   4.2   Scientific Council........................................................................    15

ARTICLE 5. OFFICERS................................................................................    15

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
   5.1   Officers..................................................................................    15
   5.2   Appointment of Officers...................................................................    15
   5.3   Subordinate Officers......................................................................    16
   5.4   Removal and Resignation...................................................................    16
   5.5   Vacancies.................................................................................    16
   5.6   President and Chief Executive Officer.....................................................    16
   5.7   Vice President............................................................................    16
   5.8   Secretary.................................................................................    17
   5.9   Chief Financial Officer...................................................................    17

ARTICLE 6. MISCELLANEOUS...........................................................................    18

   6.1   Inspection of Corporate Records...........................................................    18
   6.2   Checks, Drafts, Etc.......................................................................    18
   6.3   Annual Report.............................................................................    19
   6.4   Contracts, Etc. How Executed..............................................................    19
   6.5   Certificate for Shares....................................................................    19
   6.6   Representation of Shares of Other Corporations............................................    20
   6.7   Inspection of Bylaws......................................................................    20
   6.8   Construction and Definitions..............................................................    20

ARTICLE 7. AMENDMENTS..............................................................................    20

   7.1   Power of Shareholders.....................................................................    20
   7.2   Power of Directors........................................................................    20
   7.3   Records of Amendments.....................................................................    21

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                                   ARTICLE 1.
                                     OFFICES

      1.1   Principal Executive Office.

      The principal executive office of the Corporation shall be located at such place or places as may be designated by the Board of Directors.

      1.2   Other Offices.

      Other business offices may at any time be established by the Board of Directors at any place or places where the Corporation is qualified to do business.

                                   ARTICLE 2.
                            MEETINGS OF SHAREHOLDERS

      2.1   Place of Meetings.

            2.1.1 All meetings of shareholders shall be held at the principal executive office of the Corporation or at any other place within or without the State of California that may be designated by the Board of Directors.

            2.1.2

                  (a) The annual meeting of shareholders shall be held each year on a date and at a time fixed by the Board of Directors. At each annual meeting, (i) directors shall be elected from the persons who are nominated in accordance with the procedures set forth in section (b) below and (ii) any proper business shall be conducted which has been submitted in accordance with the procedures set forth in section (b) below.

                  (b) Only proper business which has been submitted in accordance with the following procedures shall be conducted at the annual meeting. Submissions of nominations of persons for election as directors or other proper business to be conducted at the annual meeting may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any shareholder of the Corporation who complies with the notice procedures set forth in this section. Such nominations of persons for election as directors by any shareholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. Shareholders may bring other business before the annual meeting, provided that timely notice is given to the Secretary of the Corporation, and provided, further, that such business is a proper matter for shareholder action in accordance with law. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if (i) the date of the annual meeting is more than 30 days prior to or after the anniversary of the prior year's annual meeting, and (ii) less than 70 days' notice or prior public disclosure of the date of

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      the scheduled annual meeting is given or made to the shareholders, notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a description of the proper business submitted for consideration at the annual meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareholder giving the notice, as they appear on the Corporation's books, and of the beneficial owner, if any, on whose behalf the notice is given, (iii) the class and number of shares of capital stock of the Corporation that are owned of record by the shareholder or beneficially by such beneficial owner, (iv) any material interest of the shareholder or beneficial owner in such business, and (v) if such business involves the nomination of a person for election as a director, the name, age, business and residential addresses and principal occupation of such person, the class and number of shares of the Corporation that are beneficially owned by such person and any other information relating to such nominee or proposal that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including, without limitation, such nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). No such business shall be conducted at the annual meeting unless submitted in accordance with the procedures set forth herein. If the individual presiding at an annual meeting determines that a submission of a nomination for election to the board or of other business to be conducted at the annual meeting was not made in accordance with the foregoing procedure he shall declare such determination at the annual meeting and the defective submission shall be disregarded.

      2.2   Special Meetings.

      Special meetings of the shareholders for the purpose of taking any action permitted by the shareholders under the California General Corporation Law and the Articles of Incorporation of the Corporation, may be called at any time by the chairman of the board, president and chief executive officer, Board of Directors or by one or more shareholders entitled to cast not less than 10 percent of the votes at such meeting. Upon request in writing that a special meeting of shareholders be called for any proper purpose, directed to the chairman of the board, president and chief executive officer, vice president or secretary by any person (other than the Board of Directors) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to shareholders entitled to vote that a meeting will be held (not less than 35 nor more than 60 days after receipt of the request) at a time requested by the person or persons calling the meeting.

      2.3   Notice of Meetings.

            2.3.1 Written notice of shareholders meetings, annual or special, shall be given to each shareholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his or her address appearing on the books of the Corporation or given by him or her to the Corporation for the purpose of such notice. If any notice or report addressed to the shareholder at the address of such

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shareholder appearing on the books of the Corporation is returned to the
Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver such notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the Corporation for a period of one year from the date of the giving of such notice or report to all other shareholders. If a shareholder gives no address, notice shall be deemed to have been given him or her if sent by mail or other means of written communication addressed to the place where the principal executive office of the Corporation is situated, or if published at least once in a newspaper of general circulation in the county in which said principal executive office is located.

            2.3.2 All such notices shall be given to each shareholder entitled thereto not less than 10 nor more than 60 days before each meeting of shareholders. Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the secretary, assistant secretary or any transfer agent of the Corporation shall be prima facie evidence of the giving of the notice.

            2.3.3 A notice of meeting of shareholders shall specify:

                  (a)   The place, date and hour of such meeting;

                  (b) If the meeting is an annual meeting, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders;

                  (c) If directors are to be elected, the names of nominees intended at the time of the notice to be presented by the Board of Directors for election;

                  (d) The general nature of a proposal, if any, to take action with respect to approval of (i) a contract or other transaction between the Corporation and one or more directors, or any corporation, firm or association in which one or more directors has a material financial interest, (ii) amendment of the Articles of Incorporation, (iii) a reorganization of the Corporation, as defined in the California General Corporation Law, (iv) the voluntary winding up and dissolution of the Corporation or (v) a plan of distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if the Corporation has both preferred and common stock outstanding;

                  (e) If a special meeting of shareholders, in addition to (a) and (c) above, the general nature of the business to be transacted and that no other business may be transacted; and

                  (f) Such other matters, if any, as may be expressly required by statute.

      2.4   Quorum.

      The presence in person or by proxy of persons entitled to vote a majority of the voting shares of the Corporation at any meeting shall constitute a quorum for the transaction of

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business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

      2.5   Adjourned Meeting and Notice Thereof.

            2.5.1 Any shareholders meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in Section 2.4 above.

            2.5.2 When any shareholders meeting, either annual or special, is adjourned for 45 days or more, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided in the preceding sentence, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement of the time and place thereof at the meeting at which such adjournment is taken.

      2.6   Record Date.

            2.6.1 The Board of Directors shall determine and fix a time in the future as a record date for the determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders or entitled to give consent to corporate action in writing without a meeting, to receive any report, dividend or distribution or allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than 60 nor less than 10 days prior to the date of any meeting nor more than 60 days prior to any other event for the purposes of which it is fixed.

            2.6.2 If no record date is fixed by the Board of Directors:

                  (a) The record date for determining shareholders entitled to notice of, or to vote at, a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice of the meeting is given, or if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of shareholders is held.

                  (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting shall be the day on which the first written consent is given.

                  (c) The record date for determining shareholders for any other purpose shall be at the close of the business on the day on which the Board of Directors adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

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            2.6.3 Only shareholders of record on the record date are entitled to notice of, and to vote at, any such meeting, to give consent without a meeting, to receive any report, dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles of Incorporation of the Corporation or these Bylaws.

      2.7   Voting Rights.

      Except as provided below or as otherwise provided by the Articles of Incorporation or By-Laws, a shareholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the shareholders entitled to vote at a meeting or, if no such date is fixed, the date determined in accordance with law. Upon the demand of any shareholder made at a meeting before the voting begins, the election of directors shall be by ballot. No shareholder will be permitted to cumulate votes at any election of directors. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it shall be conclusively presumed that the shareholder's approving vote is with respect to all shares said shareholder is entitled to vote.

      2.8   Validation of Defectively Called or Noticed Meetings.

            2.8.1 The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice, if a quorum is present, either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting, as appropriate.

            2.8.2 Attendance of a shareholder at a meeting of shareholders shall constitute a waiver of notice of such meeting, except when such shareholder objects, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice of the meeting but not so included if such objection is expressly made at the meeting.

      2.9   Action Without a Meeting.

            2.9.1 Directors may be elected without a meeting by a consent in writing, setting forth the action so taken, signed by all of the shareholders who would be entitled to vote for the election of said directors; provided that, except as hereinafter set forth, a director may be elected at any time to fill a vacancy not created by the removal of a director which is not filled by the directors, by the written consent of shareholders holding a majority of the outstanding shares entitled to vote for the election of directors.

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            2.9.2 Any other action which, under any provision of the California
General Corporation Law, may be taken at a meeting of shareholders, may be taken without a meeting and without notice, except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

            2.9.3 Unless the consent of all shareholders entitled to vote has been solicited in writing: (a) written notice of any proposed shareholder approval of (i) a contract or other transaction between the Corporation and one or more directors, or any corporation, firm or association in which one or more directors has a material financial interest, (ii) indemnification of an agent of the Corporation, as authorized by these Bylaws, (iii) a reorganization of the Corporation, as defined in the California General Corporation Law, or (iv) a distribution in dissolution, other than in accordance with the rights of outstanding preferred shares, if the Corporation has both preferred and common stock outstanding, shall be given at least 10 days before the consummation of the action authorized by such approval, and (b) prompt notice shall be given of any other corporate action taken and approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing. Such notices shall be given in the manner and shall be deemed to have been given as provided in Section 2.3 of these Bylaws.

            2.9.4 Any shareholder giving a written consent, or the shareholder's proxyholder, a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary of the Corporation.

      2.10  Proxies.

      Every person entitled to vote or execute written consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his or her duly authorized agent and filed with the secretary of the Corporation. Any proxy duly executed is not revoked and continues in full force and effect until (i) an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the Corporation prior to the vote pursuant thereto, (ii) the person executing the proxy attends the meeting and votes in person or (iii) written notice of the death or incapacity of the maker of such proxy is received by the Corporation before the vote pursuant thereto is counted; provided that no such proxy shall be valid after the expiration of 11 months from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force.

      2.11  Inspectors of Election.

            2.11.1 In advance of any meeting of shareholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman

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of any such meeting may, and on the request of any shareholder or his or her proxy shall, make such appointment at the meeting. The number of inspectors of election shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. In case any person appointed as an inspector of election fails to appear or fails or refuses to act, the vacancy may, and on the request of any shareholder or a shareholder's proxy shall, be filled by appointment by the Board of Directors prior to the meeting, or at the meeting by the chairman of the meeting.

            2.11.2 The duties of such inspectors of election shall be as prescribed by the California General Corporation Law and shall include: determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with any right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the results; and such other acts as may be proper to conduct the election or vote with fairness to all shareholders. In the determination of the validity and effect of proxies the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed.

            2.11.3 The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

                                   ARTICLE 3.
                                    DIRECTORS

      3.1   Powers.

            3.1.1 Subject to limitations set forth in the Articles of Incorporation and the Bylaws of the Corporation and in the California General Corporation Law as to action to be authorized or approved by the shareholders or by the outstanding shares, and subject to the duties of directors as prescribed by these Bylaws, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers:

                  (a) To select and remove all officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or the Bylaws, fix their compensation and require from them security for faithful service;

                  (b) To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, the Articles of Incorporation or the Bylaws, as they may deem best;

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                  (c)   To change the principal office for the transaction of
      the business of the Corporation from one location to another within or without the State of California, as provided in Article 1, Section 1.1 hereof; to fix and locate from time to time one or more other offices of the Corporation within or without the State of California, as provided in
      Article 1, Section 1.2 hereof; to designate any place within or without the State of California for the holding of any shareholders meetings; and to adopt, make and use a corporate seal, to prescribe the form of certificates of stock, and to alter the form of such seal and of such stock certificates from time to time as in their judgment they deem best, provided such seal and such certificates shall at all times comply with the provisions of law;

                  (d) To authorize the issue of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done, services actually rendered to the Corporation or for its benefit or in its formation or reorganization, debts or securities canceled, tangible or intangible property actually received either by the Corporation or by a wholly owned subsidiary, or as a share dividend, or upon a stock split, reverse stock split, reclassification or conversion of outstanding shares into shares of another class, exchange of outstanding shares for shares of another class, or other change affecting outstanding shares;

                  (e) To borrow money and incur indebtedness for the purposes of the Corporation and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor, and

                  (f) To delegate the management of the day-to-day operations of the business of the Corporation to a management company or other person, provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors.

      3.2   Number and Qualification of Directors.

      The number of directors of the Corporation shall not be less than five nor more than nine (which in no case shall be greater than two times the stated minimum minus one) until changed by a bylaw amending this Section 3.2 duly adopted by a vote or written consent of the holders of a majority of the outstanding shares entitled to vote, provided that a proposal to reduce the authorized number or the minimum number of directors below five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3 percent of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time within the limits specified in this
Section 3.2 by the Board of Directors. Subject to the foregoing provisions for changing the number of directors, the initial number of directors of this Corporation has been fixed at nine.

      3.3   Election and Term of Office.

      The directors shall be divided into three classes, designated Class I, Class II and Class III as nearly equal in number as reasonably possible, with any overage allocated in the discretion of

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the Board of Directors. The initial term of office of the Class I directors will expire at the 1999 annual meeting of shareholders. The initial term of office of the Class II directors will expire at the 2000 annual meeting of shareholders. The initial term of office of the Class III directors will expire at the 2001 annual meeting of shareholders. At the 1998 annual meeting of shareholders and at each annual meeting of shareholders thereafter, directors shall be elected for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. All directors, including directors elected to fill vacancies, shall hold office until the expiration of the term for which elected and until their successors are elected and qualified, except in the case of death, resignation or removal of any director.

      3.4   Vacancies.

            3.4.1 A vacancy in the Board of Directors shall be deemed to exist in any of the following instances:

                  (a)   The death, resignation or removal of any director.

                  (b) If a director shall have been declared of unsound mind by order of court or convicted of a felony.

                  (c) If the authorized number of directors shall have been increased.

                  (d) If the shareholders shall fail to elect the full authorized number of directors.

            3.4.2 Vacancies in the Board of Directors, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office until his or her successor is elected at an annual or a special meeting of the shareholders. A vacancy in the Board of Directors created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the unanimous written consent of the shareholders.

            3.4.3 The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent (other than a vacancy created by the removal of a director) shall require the consent of holders of a majority of the outstanding shares entitled to vote.

            3.4.4 Any director may resign effective upon giving written notice to the chairman of the board, the president and chief executive officer, the secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the resignation is effective at a future time, the Board or shareholders shall have the power to elect a successor to take office when the resignation becomes effective.

            3.4.5 A reduction of the authorized number of directors shall not have the effect of removing any director prior to the expiration of his or her term of office.

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      3.5   Removal of Directors Without Cause.

      A director may not be removed if the votes cast against removal of the director, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election at which (i) the same total number of votes were cast (or, if removal is sought through action by written consent, all shares entitled to vote were voted) and (ii) either the number of directors elected at the most recent annual meeting of shareholders, or if greater, the number of directors for whom removal is being sought, were then being elected.

      3.6   Place of Meeting.

      Regular meetings of the Board of Directors shall be held at any place within or without the State of California which has been designated in the notice of the meeting or, if not stated in the notice, or if there is no notice, from time to time by resolution of the Board of Directors or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board may be held either at a place so designated or at the principal executive office of the Corporation.

      3.7   Organizational Meeting.

      Immediately following each annual meeting of shareholders the Board of Directors shall hold an organizational meeting at the place of said annual meeting or at such other place as shall be fixed by the Board of Directors, for the purposes of organization, election of officers and the transaction of other business. Call and notice of such meetings are hereby dispensed with.

      3.8   Other Regular Meetings.

      Other regular meetings of the Board of Directors shall be held at such time and place as may be determined from time to time by the Board of Directors. If such date should fall upon a legal holiday, then the meeting shall be held at the same time on the next succeeding business day thereafter. Notice of all such regular meetings of the Board of Directors is hereby dispensed with.

      3.9   Special Meetings.

            3.9.1 Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the board, if there be such an officer, the president and chief executive officer, any vice president, the secretary or by any two directors.

            3.9.2 Written notice of the time and place of special meetings shall be delivered personally to each director or communicated to each director by telephone (including a voice messaging system or other system or technology designed to record and communicate messages), electronic mail, facsimile, mail (with charges prepaid) or courier holding itself out as able to effect next day delivery, addressed to him or her at his or her address as it is shown upon the records of the Corporation or, if it is not so shown on the records or is not readily ascertainable, at the place at which meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least four days prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone, as above provided, it shall be so delivered at least 48 hours prior to the time of the holding of the meeting. In case such notice is delivered by facsimile or electronic mail, it shall be transmitted to the facsimile telephone number or electronic mail address of the intended recipient shown upon the records of the Corporation at least 48 hours prior to the time of the holding of the meeting; if no facsimile telephone number or electronic mail address is shown upon the records of the Corporation for the intended recipient, attempted delivery by facsimile or electronic mail of a notice of meeting to such recipient will not constitute due notice of the meeting to such recipient. In case such notice is delivered by courier holding itself out as able to effect next day delivery, it shall be delivered to the courier not later than the third day before the day of the meeting. Such mailing, electronic mailing, facsimile transmission or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such director.

            3.9.3 Any notice shall state the date, place and hour of the meeting.

      3.10  Action Without Meeting.

      Any action by the Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board and shall be of the same force and effect as a unanimous vote of such directors.

      3.11  Action at a Meeting: Quorum and Required Vote.

            3.11.1 The presence of a majority of the authorized number of directors at a meeting of the Board of Directors constitutes a quorum for the transaction of business. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting as permitted in the preceding sentence constitutes presence in person at such meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, the Articles of Incorporation of the Corporation or these Bylaws.

            3.11.2 A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

      3.12  Validation of Defectively Called or Noticed Meetings.

      The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present or who has, though present, prior to the meeting or at its commencement, protested the lack of proper notice to him or her, signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of such meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

      3.13  Adjournment.

            3.13.1 A quorum of the Board of Directors may adjourn any directors meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors meeting, either regular or special, may adjourn the meeting from time to time to another time and place.

            3.13.2 If a meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment. Otherwise, notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place is so fixed at the adjourned meeting.

      3.14  Fees and Compensation.

      Directors and members of committees appointed by the Board may receive such compensation for their services and reimbursement for expenses, if any, as may be fixed or determined by resolution of the Board.

      3.15 Indemnification of Agents of the Corporation; Purchase of Liability Insurance.

            3.15.1 For the purposes of this Section 3.15, "director" and "officer" mean any person who (i) is or was a director or officer, respectively, of the Corporation, (ii) is or was serving at the request of the Corporation as a director or officer, respectively, of another foreign or domestic corporation or other enterprise or (iii) was a director or officer, respectively, of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; "agent" means any person who (i) is or was a director or officer,
(ii) is or was serving at the request of the Corporation as an employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or (iii) was an employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Sections 3.15.4 or 3.15.5(d).

            3.15.2 The Corporation shall indemnify the directors and officers, and may indemnify upon resolution of the Board of Directors of the Corporation any agent, who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was a director, officer or agent, respectively, of the Corporation against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

            3.15.3 The Corporation shall indemnify the directors and officers, and may indemnify upon resolution of the Board of Directors of the Corporation any agent, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or agent, respectively, of the Corporation against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith in a manner such person believed to be in the best interests of the Corporation and its shareholders. No indemnification shall be made under this Section 3.15.3:

                  (a) In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation in the performance of such person's duty to the Corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; or

                  (b) Of amounts paid in settling or otherwise disposing of a pending action without court approval; or

                  (c) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

            3.15.4 To the extent that an agent of the Corporation has been successful on the merits in defense of any proceeding referred to in Section
3.15.2 or 3.15.3 above, or in defense of any claim, issue or matter therein, said agent shall be indemnified against expenses actually and reasonably incurred by said agent in connection therewith.

            3.15.5 Except as provided in Section 3.15.4 above, any indemnification under this Section 3.15 shall be made by the Corporation only if authorized in the specific case upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 3.15.2 or 3.15.3 above, by any of the following:

                  (a)   A majority vote of a quorum consisting of directors who
      are   not parties to such proceeding;

                  (b) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

                  (c) Approval or ratification by the affirmative vote of a majority of the shares of the Corporation entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of holders of a majority of the outstanding shares which would be entitled to vote at such meeting. For such purpose, the shares owned by the person to be indemnified shall not be entitled to vote thereon; or

                  (d) The court in which such proceeding is or was pending, upon application made by the Corporation, the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by said agent, attorney or other person is opposed by the Corporation.

            3.15.6 Expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Section 3.15.

            3.15.7 The indemnification provided in this Section 3.15 is not exclusive of any other rights which the agents of the Corporation may be entitled under any other provision of these bylaws, agreement, vote of shareholders or disinterested directors, the Articles of Incorporation of the Corporation, as amended from time to time, or otherwise, or pursuant to the laws of California. Such indemnification shall continue as to a person who has ceased to be an agent and shall inure to the benefit of the heirs, executors and administrators of the person. Nothing contained in this Section 3.15 shall affect any right to indemnification to which persons other than directors and officers of the Corporation, or any subsidiary thereof, may be entitled by contract or otherwise.

            3.15.8 No indemnification or advance shall be made under this
Section 3.15, except as provided in Sections 3.15.4 or 3.15.5 (c) above, in any circumstance where it appears:

                  (a) That it would be inconsistent with a provision of the Articles of Incorporation of the Corporation, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or

                  (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

            3.15.9 Upon and in the event of a determination by the Board of Directors of the Corporation to purchase such insurance, the Corporation may purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of this Section 3.15.

            3.15.10 Notwithstanding anything to the contrary in this Section 3.15, but subject to the limitations set forth in Sections 204(a)(11) and 317 of the California General Corporation

Law, the directors and officers of the Corporation are hereby indemnified and held harmless from all liability arising from or related to a breach of duty to the Corporation or its shareholders.

      3.16  Chairman of the Board.

      The Board may elect a chairman of the board who shall, if present, preside at meetings of the Board of Directors and all meetings of shareholders and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these bylaws.

                                   ARTICLE 4.
                         EXECUTIVE AND OTHER COMMITTEES

      4.1   Executive and Other Committees.

      The Board of Directors may by resolution appoint an executive committee, and such other committee as may be necessary from time to time, consisting of two or more directors, to serve at the pleasure of the Board, with such powers as it may designate, consistent with the Articles of Incorporation of the Corporation, these Bylaws and the California General Corporation Law.

      4.2   Scientific Council.

      The Board of Directors may establish a Scientific Council to oversee the scientific research of the Corporation and provide the Scientific Council with such bylaws as it deems appropriate, provided, however, that such bylaws shall be subordinate to and shall not affect the interpretation of these Bylaws.

                                   ARTICLE 5.
                                    OFFICERS

      5.1   Officers.

      The officers of the Corporation shall be a president and chief executive officer, vice president, secretary and chief financial officer. The Corporation may also have, at the discretion of the Board of Directors, one or more vice presidents, one or more assistant secretaries, one or more assistant chief financial officers and such other officers as may be appointed in accordance with the provisions of Section 5.3 below. Any number of offices may be held by the same person unless the Articles of Incorporation of the Corporation or these Bylaws provide otherwise.

5.2      Appointment of Officers.

      The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or 5.5 below, shall be chosen annually by the Board of Directors and shall hold office until their respective successors shall be qualified and appointed or until such officers shall resign, be removed or otherwise disqualified.

      5.3   Subordinate Officers.

      The Board of Directors may at any time appoint, and may empower the president and chief executive officer to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

      5.4   Removal and Resignation.

            5.4.1 Any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting thereof.

            5.4.2 Any officer may resign at any time by giving written notice to the Board of Directors or to the president and chief executive officer or secretary of the Corporation, without prejudice, however, to the rights, if any, of the Corporation under any contract to which such officer is a party. Any such resignation shall take effect as of the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      5.5   Vacancies.

      A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

      5.6   President and Chief Executive Officer.

      Subject to such powers, if any, as may be given by the Board of Directors to the chairman of the board, if any, the president and chief executive officer of the Corporation shall be the general manager and chief executive officer of the Corporation. In the absence or nonexistence of a chairman of the board, he shall preside at all meetings of the shareholders, and shall have the general powers and duties of management usually vested in the office of president and chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

      5.7   Vice President.

      Except as otherwise provided by the Board of Directors, in the absence or disability of the president and chief executive officer, the vice presidents, in order of their rank as fixed by the Board of Directors, or, if not ranked, the vice president designated by the Board of Directors, shall perform all the duties of the president and chief executive officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president and chief executive officer. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.

      5.8   Secretary.

            5.8.1 The secretary shall record, or cause to be recorded, and keep, or cause to be kept, at the principal executive office of the Corporation and such other place as the Board of Directors may order, a book of the minutes of actions taken at all meetings of directors and shareholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice thereof given, the names of those present at directors meetings, the number of shares present or represented by proxy at shareholders meetings and the proceedings thereof.

            5.8.2 The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

            5.8.3 The secretary shall give, or cause to be given, notice of all meetings of shareholders and the Board of Directors required by these Bylaws or by law to be given, shall keep the corporate seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

            5.8.4 The assistant secretary, if there shall be such an officer, or, if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      5.9   Chief Financial Officer.

            5.9.1 The chief financial officer shall be the principal financial officer and treasurer of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director.

            5.9.2 The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The chief financial officer shall disburse the funds of the Corporation as may be ordered by the Board, render to the president and chief executive officer and directors, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the Corporation and have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

            5.9.3 The assistant chief financial officer, if there shall be such an officer, or, if there shall be more than one, the assistant chief financial officers in the order determined by the Board of Directors (or, if there be no such determination, then in the order of their election), shall, in the absence of the chief financial officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE 6.
                                  MISCELLANEOUS

      6.1   Inspection of Corporate Records.

            6.1.1 The accounting books and records, the record of shareholders and minutes of proceedings of the shareholders and the Board of Directors and committees of the Board and any subsidiary of this Corporation shall be open to inspection upon the written demand on the Corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts. Demand of inspection shall be made in writing upon the president and chief executive officer, secretary or assistant secretary of the Corporation.

            6.1.2 A shareholder or shareholders holding at least five percent, in the aggregate, of the outstanding voting shares of the Corporation or who hold(s) at least one percent of such voting shares and have filed a Schedule 14A with the United States Securities and Exchange Commission relating to the election of directors of the Corporation shall have (in person, or by agent or attorney) the right to do either or both of the following: (i) inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five business days' prior written demand upon the Corporation, or (ii) to obtain from the transfer agent for the Corporation, upon written demand and upon the tender of the transfer agent's usual charges, a list of the shareholders' names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. Said list shall be made available on or before the later of five business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

            6.1.3 Every director shall have the absolute right, at any reasonable time, to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

      6.2   Checks, Drafts, Etc.

      All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of, or payable to, the Corporation shall be signed or endorsed by the chief financial officer of the Corporation or such other person or persons and in such manner as from time to time shall be determined by resolution of the Board of Directors.

      6.3   Annual Report.

      So long as there are fewer than 100 holders of record of the Corporation's shares, the annual report to shareholders referred to in Section 1501 of the California Corporations Code is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing such reports or as affecting the rights of shareholders to obtain special financial statements as provided by the California General Corporation Law.

      6.4   Contracts, Etc. How Executed.

      The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances; provided, however, unless so authorized by the Board of Directors or within the customary agency power of an officer of such title, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

      6.5   Certificate for Shares.

            6.5.1 Every holder of shares of the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the chairman of the board or the president and chief executive officer or a vice president and by the chief financial officer or an assistant chief financial officer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by said shareholder. Any signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

            6.5.2 Any such certificate shall also contain such legend or other statement as may be required by the California General Corporation Law, the California Corporate Securities Law of 1968, the federal securities laws and any agreement between the Corporation and the shareholders thereof.

            6.5.3 Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or these Bylaws may provide; provided, however, that any such certificate so issued prior to full payment shall state on the face thereof the amount of the consideration remaining unpaid and the terms of payment thereof.

            6.5.4 No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and canceled at the same time; provided, however, that a new certificate will be issued without the surrender and cancellation of the old certificate if (i) the old certificate is lost, apparently destroyed or wrongfully taken, (ii) the request for the issuance of the new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction or theft, (iii) the request for the issuance of a new certificate is made prior to the receipt of notice by the Corporation that the old certificate has been acquired by a bona fide purchaser, (iv) the owner of the old certificate files a sufficient indemnity bond with, or provides other adequate security to, the Corporation and (v) the owner satisfies any other reasonable requirements imposed by the Corporation. In the event of the issuance of a new certificate, the rights and liabilities of the Corporation, and of the holders of the old and new certificates, shall be governed by the provisions of the California Uniform Commercial Code.

      6.6   Representation of Shares of Other Corporations.

      The president and chief executive officer or any vice president and the secretary or any assistant secretary of the Corporation are authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized to do so by proxy or power of attorney duly executed by said officers.

      6.7   Inspection of Bylaws.

      The Corporation shall keep at its principal executive office in California or, if its principal executive office is not in California, then at its principal business office in California (or otherwise provide upon written request of any shareholder) the original or a copy of these Bylaws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during regular business hours.

      6.8   Construction and Definitions.

      Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the California General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation, partnership, association, joint venture, trust, limited liability company and other form of business entity as well as a natural person.

                                   ARTICLE 7.
                                   AMENDMENTS

      7.1   Power of Shareholders.

      New bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written consent of shareholders entitled to vote such shares, except as otherwise provided by law or by the Articles of Incorporation of the Corporation.

      7.2   Power of Directors.

      Subject to the right of shareholders as provided in Section 7.1 above to adopt, amend or repeal bylaws, bylaws other than a bylaw or amendment thereof changing the authorized number of directors, may be adopted, amended or repealed by the Board of Directors, except as specifically set forth in the Articles of Incorporation or these Bylaws to the contrary.

      7.3   Records of Amendments.

      Whenever an amendment or new bylaw is adopted, it shall be filed in the appropriate place in the minute book of the Corporation with the original Bylaws. If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written consent was filed shall be stated in said book.

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